Exhibit 10.3

THIRD AMENDMENT TO LOAN AGREEMENT

AND AMENDMENT TO PROMISSORY NOTE

THIS THIRD AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is entered into as of JUNE 7, 2018, between TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Lender”), and VINTAGE STOCK, INC., a Missouri corporation (“Borrower”).

RECITALS

A.        Whereas, Lender and Borrower are parties to a LOAN AGREEMENT dated as of NOVEMBER 3, 2016 (as the same has been or may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement thereof, the “Agreement”) (any capitalized terms not specifically defined herein will have the meaning ascribed to them in the Agreement);

B.        Whereas, in connection with the Agreement, Borrower executed and delivered to Lender that certain PROMISSORY NOTE dated as of NOVEMBER 3, 2016, in the amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (as the same has been or may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement thereof, the “Note”);

C.       Whereas, Borrower and Lender have agreed to amend certain provisions of the Agreement; and

Now, therefore, in consideration of the parties’ mutual promises in this Amendment, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                   Amendment to Defined Terms. The following defined terms in Section 1.01 of the Agreement are hereby amended in their entirety to read as follows:

“Maximum Revolving Facility” shall mean TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00).

“Term Loan Agreement” shall mean that certain AMENDED AND RESTATED CREDIT AGREEMENT dated as of JUNE 7, 2018, among Borrower, Holdings, the lenders party thereto, and COMVEST CAPITAL IV, L.P., a Delaware limited partnership, as administrative agent (“Term Agent”), without giving effect to any modification or amendment thereto.

2.                   Amendment to Section 2.02(a). Effective as of APRIL 7, 2018, Section 2.02(a) of the Agreement is hereby amended in its entirety to read as follows:

(a)       The Revolving Credit Note shall bear interest from the date thereof until maturity at a varying rate of interest which is the LIBOR Rate plus TWO AND ONE-QUARTER PERCENT (2.25%), as the same may change from time to time, calculated on the last day of each month (but in no event to exceed the Maximum Nonusurious Interest Rate) (the “Revolving Credit Note Rate”).

Any interest previously received by Lender in excess of the Revolving Credit Note Rate shall be applied to future interest payment(s).

3.                   Amendment to Section 2.08(c). Section 2.08(c) of the Agreement is hereby amended in its entirety to read as follows:

THIRD AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO PROMISSORY NOTE – PAGE 1 TEXAS CAPITAL BANK, NATIONAL ASSOCIATION – VINTAGE STOCK, INC.

(c)       Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Stock of any Loan Party (excluding (x) any issuance of Stock pursuant to any employee or director option program, benefit plan or compensation program, (y) any issuance by a Loan Party to any other Loan Party, and (z) any issuance by Borrower to Holdings), in an amount equal to ONE HUNDRED PERCENT (100.00%) of such Net Cash Proceeds.

4.                   Amendment to Section 5.04. Section 5.04 of the Agreement is hereby amended by replacing “TWO MILLION AND NO/100 DOLLARS ($2,000,000.00)” therein with “ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,750,000.00)”.

5.                   Amendment to Section 5.10. Section 5.10 of the Agreement is hereby amended in its entirety to read as follows:

Section 5.10 Issuance of Stock and Interests. During the term of this Agreement, Borrower will not, and will not permit any Subsidiary to, issue any additional Stock (other than issuances of Stock by Borrower to Holdings) or partnership interests, as applicable, without the written consent of Lender.

6.                   Amendment to Section 6.01(p). Section 6.01(p) of the Agreement is hereby amended in its entirety to read as follows:

(p)       Change of Control, etc. (1) The occurrence of a Change of Control, or (2) Rodney Spriggs shall cease to be actively involved in the day-to-day management and operations of Borrower, or (3) Rodney Spriggs shall become involved in the day-to-day management and operations of Borrower in a capacity that is materially different from the capacity in which he was involved as of JUNE 7, 2018; or

7.                   Deletion of Section 7.07. Section 7.07 of the Agreement is hereby deleted in its entirety and the words “Intentionally Deleted” are hereby inserted in its place.

8.                   Amendment to Section 8.31(a). Section 8.31(a) of the Agreement is hereby amended in its entirety to read as follows:

(a)       Notwithstanding anything in the Security Instruments to the contrary, this Agreement is subject to the provisions of that certain Intercreditor Agreement dated as of MAY 31, 2018, among Lender, COMVEST CAPITAL IV, L.P., a Delaware limited partnership, as agent, and Borrower (as the same may be amended, supplemented, modified or replaced from time to time) (the “Intercreditor Agreement”). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

9.                   Amendment to Note. The notational amount of the Note is hereby decreased to TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00).

10.                Limited Waiver. Lender hereby waives any Default, whether currently existing, previously having existed and having been cured, or previously waived (whether formally or informally), or any Event of Default that arose or could be deemed, or might have been deemed, to have arisen, directly or indirectly, from and after the date of the Agreement through and including the date of this Amendment as a result of any failure by Borrower with respect to any cross-defaults under the Agreement in respect of any default or event of default under the Term Loan Agreement (as defined prior to giving effect to this Amendment). It is the Loan Parties’ specific intention that this waiver placed each of them in the same position, from the date of the Agreement through and including the date of this Amendment, as each would have been if no alleged existing Default or Event of Default (if one arose or could be deemed, or might have been deemed, to have arisen, directly or indirectly) had ever occurred.

11.                 Conditions. This Amendment shall be effective upon the completion of Borrower having delivered the following, in form and substance satisfactory to Lender: (a) this Amendment; (b) fully executed (except with respect to Lender, as applicable) and compiled versions of the Term Loan Agreement (as defined pursuant to this Amendment), the other loan documents related thereto, and the Intercreditor Agreement (as defined pursuant to this Amendment), in each case in form and content satisfactory to Lender; and (c) each other document, opinion and certificate required by Lender.

THIRD AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO PROMISSORY NOTE – PAGE 2 TEXAS CAPITAL BANK, NATIONAL ASSOCIATION – VINTAGE STOCK, INC.

12.                Representations, Warranties and Covenants; Expenses. Borrower expressly reaffirms all of its representations and warranties in the Agreement as of the date of this Amendment (except such representations and warranties that expressly relate to an earlier date). Borrower agrees to pay all costs, expenses and reasonable attorney’s fees of Lender and its counsel in connection with the Agreement or this Amendment.

13.                No Waiver. Except as set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, except as specifically set forth herein and nothing in this Amendment shall constitute a waiver by Lender of any Default or Event of Default, or of any right, power or remedy available to Lender or any Loan Party under the Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

14.               Ratification. The Agreement shall, together with this Amendment and any related documents, instruments and agreements shall hereafter refer to the Agreement, as amended hereby.

15.               Release. EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE LENDER AND EACH OF ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED THAT SUCH LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM ANY OF THE LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR ANY OF THE OTHER SECURITY INSTRUMENTS, AND/OR THE NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.

16.                Other Provisions. The provisions of the Agreement that are not expressly amended in this Amendment shall remain unchanged and in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the Agreement, the provisions of this Amendment shall control.

17.                Signatures. This Amendment may be signed in counterparts. A facsimile or other electronic transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted or electronically transmitted signature page by delivering an original signature page to the requesting party.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

THIRD AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO PROMISSORY NOTE – PAGE 3 TEXAS CAPITAL BANK, NATIONAL ASSOCIATION – VINTAGE STOCK, INC.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Terri Sandridge
Name:	Terri Sandridge
Title:	Vice President, Corporate Banking-ABL

BORROWER:

VINTAGE STOCK, INC.

By:	/s/ Rodney Spriggs
Name:	Rodney Spriggs
Title:	CEO and President

THIRD AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO PROMISSORY NOTE – PAGE 4 TEXAS CAPITAL BANK, NATIONAL ASSOCIATION – VINTAGE STOCK, INC.